Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Colliers International Group Inc. of our report dated February 20, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in Exhibit 2 to Colliers International Group Inc’s Annual Report on Form 40-F for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Annual Information Form filed as Exhibit 1 of Colliers International Group Inc.’s Annual Report on Form 40-F for the year ended December 31, 2025, which is incorporated by reference in this Registration Statement.

We also consent to the reference to us under the heading “Auditors, Transfer Agent and Registrar” in the Short Form Base Shelf Prospectus of Colliers International Group Inc., which forms part of this Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 27, 2026